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                                                                   EXHIBIT 3.i.1



           CANADA                                                      NUMBER
PROVINCE OF BRITISH COLUMBIA
                                                                       258183

                                     [LOGO]

                          PROVINCE OF BRITISH COLUMBIA
                   Ministry of Consumer and Corporate Affairs
                             REGISTRAR OF COMPANIES

                                  COMPANY ACT


                          CERTIFICATE OF INCORPORATION


                             I HEREBY CERTIFY THAT

                              SHEEN MINERALS INC.


              HAS THIS DAY BEEN INCORPORATED UNDER THE COMPANY ACT




                                        GIVEN UNDER MY HAND AND SEAL OF OFFICE

                                            AT VICTORIA, BRITISH COLUMBIA,

                                           THIS 26TH DAY OF AUGUST, 1983

         [SEAL]
                                            /s/ L. G. HUCK

                                            L. G. HUCK
                                            DEPUTY REGISTRAR OF COMPANIES